Exhibit 99.1

News Release

Contacts:
First Solar, Inc.
Jens Meyerhoff	Larry Polizzotto
Chief Financial Officer	Vice President, Investor Relations
(602) 414 - 9315	(602) 414 - 9315
investor@firstsolar.com	lpolizzotto@firstsolar.com

First Solar Initiates Succession Process to Recruit Next CEO

TEMPE, ARIZ. – Apr 29, 2009 – First Solar, Inc. announced today that it has initiated a process to recruit its next chief executive officer to succeed Michael Ahearn.   Upon selection of a new chief executive officer, Ahearn will continue to serve in the full-time position of executive chairman. In this role Ahearn will focus his efforts at First Solar on the development of public policies needed for the global transition to low-carbon energy infrastructures.

“We are rapidly reaching the point where the evolution of the energy industry will be constrained not by technology or product costs, but rather by policies, programs and institutions that cannot adapt rapidly to the innovations that are occurring in clean energy,” said Ahearn. “Given First Solar’s leadership position in the industry, I believe we are in a unique position to make a valuable contribution to those policy discussions. This will require virtually full-time focus from the very top of the organization. As a major shareholder and founder of the Company, I remain committed to its success.”

The Company has initiated an external search for a new chief executive officer, led by a committee of the Board of Directors. The Board intends to run a thorough and deliberate process designed to identify and recruit a candidate consistent with specific criteria developed with the existing management team and required to lead the Company in executing its long term strategic plan.

About First Solar

First Solar, Inc. (Nasdaq: FSLR) is changing the way the world is powered by creating truly sustainable solar energy solutions.  The Company is the world’s largest photovoltaic module manufacturer of PV modules in the world. First Solar manufactures solar modules with an advanced semiconductor technology and provides comprehensive PV system solutions. By constantly decreasing manufacturing costs, First Solar is creating an affordable and environmentally responsible alternative to fossil-fuel generation. First Solar modules are most effective when demand for traditional forms of energy is at its peak. First Solar set the benchmark for environmentally responsible product life cycle management by introducing the industry's first comprehensive collection and recycling program for solar modules. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating cost-effective renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com, or www.firstsolar.com/media to download photos.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

SOURCE: First Solar, Inc.

Contact
United States:                                                                                     Europe:
Lisa Morse                                                                                          Brandon Mitchener
+1-602-414-9361                                                                                  +49-6131-1443-399
media@firstsolar.com                                                                        media@firstsolar.com